      As filed with the Securities and Exchange Commission on May 12, 2000
                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                             WEBLINK WIRELESS, INC.

             (Exact name of registrant as specified in its charter)
                   (Formerly known as PageMart Wireless, Inc.)

          DELAWARE                                    75-2575229
(State or other jurisdiction of           (I.R.S. Employer Identification Code)
 incorporation or organization)

                3333 Lee Parkway, Suite 100, Dallas, Texas 75219
               (Address of principal executive offices) (zip code)

                             WEBLINK WIRELESS, INC.
                          2000 FLEXIBLE INCENTIVE PLAN

                            (Full title of the plan)

                          FREDERICK G. ANDERSON, ESQ.
                CORPORATE COUNSEL, VICE PRESIDENT AND SECRETARY
                          3333 LEE PARKWAY, SUITE 100
                              DALLAS, TEXAS 75219
                    (Name and address of agent for service)

                                 (214) 765-4000
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                         Robert E. Crawford, Jr., Esq.
                        Winstead Sechrest & Minick P.C.
                    1201 Elm Street, 5400 Renaissance Tower
                              Dallas, Texas 75270

                                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                             Proposed            Proposed
              Title of                    Amount             Maximum             Maximum            Amount of
             Securities                    to be          Offering Price        Aggregate          Registration
          to be Registered              Registered          Per Share         Offering Price           Fee
--------------------------------------------------------------------------------------------------------------------
Class A Convertible Common Stock,
$0.0001 par value per share              3,000,000            $8.41*           $25,230,000*           $6,661
--------------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the Registrant's Class A Convertible Common Stock, $0.0001 par value per share, on May 10, 2000 (as reported on the The Nasdaq Stock Market).

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

1.       PLAN INFORMATION.*

2.       REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.



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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) (i) The Registrant's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1999, June 30, 1999 and September 30, 1999; (ii) the Registrant's Report on Form 8-K filed December 2, 1999; (iii) the Registrant's Report on Form 8-K filed December 27, 1999; and (iv) the Registrant's Report on Form 8-K filed March 13, 2000; and

         (c) The description of the Registrant's Class A convertible common stock, par value $0.0001 per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A under the Exchange Act (File No. 000-28196) filed by the Registrant with the Commission, including any amendments or reports filed for the purpose of updating such description, which was declared effective on June 13, 1996.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable. The Registrant's Common Stock has been registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (the "DGCL") provides that a corporation's certificate of incorporation may contain a provision which, subject to the limitations described below, would limit or eliminate a director's personal liability to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty. The DGCL prohibits the limitation


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

of liability of a director (i) for breaches of the duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for transactions from which the director derived an improper personal benefit, or (iv) for the payment of unlawful dividends or expenditures of funds for unlawful stock purchases or redemptions. The Registrant's Certificate of Incorporation eliminates liability for monetary damages for breach of a director's fiduciary duty to the fullest extent possible under Delaware law.

         The DGCL permits a corporation to indemnify its directors, officers and employees. The DGCL allows for indemnification if the person acted in good faith and in a manner he or she believed to be in, or at least not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Under the DGCL, indemnification of officers, directors and employees is permissive; however, a director, officer, employee or agent of a corporation must be indemnified against expenses if he or she is successful on the merits or otherwise in defense of any action, suit or proceeding to which he or she was made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, unless otherwise set forth in the corporation's certificate of incorporation. A corporation may not indemnify a director or officer of the corporation in connection with a proceeding by or in the right of the corporation in which the director, officer, employee or agent was adjudged liable to the corporation pursuant to the DGCL. The DGCL does, however, permit indemnification in such a case if the Delaware Court of Chancery or the court in which such action or suit was brought determines that the person is fairly and reasonably entitled to indemnification. The Registrant's Certificate of Incorporation and Bylaws provides for the indemnification of directors, officers and employees to the fullest extent permitted under Delaware law.

         The Registrant provides insurance from commercial carriers against certain liabilities incurred by the directors and officers of the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number and Description
------------------------------

5.1   Opinion of Winstead
      Sechrest & Minick P.C.                        (filed herewith)

23.1  Consent of Arthur Andersen LLP                (filed herewith)

23.2  Consent of Winstead                           (included in Exhibit 5.1)
      Sechrest & Minick P.C.

24.1  Power of Attorney                             (included on page 7)

ITEM 9. UNDERTAKINGS.



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

(a)   The Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering prices set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
               Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this



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

Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Dallas, State of Texas, on April 27, 2000.


                                        WEBLINK WIRELESS, INC.


                                        By: /s/ John D. Beletic
                                            ---------------------------------
                                                John D. Beletic
                                                Chairman and Chief Executive
                                                  Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints John D. Beletic and John R. Hauge, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature and Title                                     Date
                  -------------------                                     ----
/s/ John D. Beletic                                                    April 27, 2000
--------------------------------------------
John D. Beletic
Chairman and Chief Executive Officer
(Principal Executive Officer)

/s/ John R. Hauge                                                      May 11, 2000
--------------------------------------------
John R. Hauge
Vice President, Finance
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)


/s/ Michael C. Hoffman                                                 April 27, 2000
--------------------------------------------
Michael C. Hoffman
Director


/s/ Guy L. DeChazal                                                    April 27, 2000
--------------------------------------------
Guy L. DeChazal
Director


/s/ Albert C. Black, Jr.                                               April 27, 2000
--------------------------------------------
Albert C. Black, Jr.
Director


/s/ Leigh J. Abramson                                                  May 1, 2000
--------------------------------------------
Leigh J. Abramson
Director


/s/ Pamela D.A. Reeve                                                  April 27, 2000
--------------------------------------------
Pamela D.A. Reeve
Director


/s/ Steven B. Dodge                                                    April 27, 2000
--------------------------------------------
Steven B. Dodge
Director

                                INDEX TO EXHIBITS


Exhibit
Number                   Description
-------                  -----------
5.1   Opinion of Winstead
      Sechrest & Minick P.C.                          (filed herewith)

23.1  Consent of Arthur Andersen LLP                  (filed herewith)

23.2  Consent of Winstead                             (included in Exhibit 5.1)
      Sechrest & Minick P.C.

24.1  Power of Attorney                               (included on page 7)